Exhibit 1

JOINT FILING AGREEMENT

In accordance with Rule 13d-1(k) promulgated under the Securities Exchange Act of 1934, as amended, the undersigned persons hereby agree to the joint filing on behalf of each of them of a statement on Schedule 13D (including amendments thereto) with respect to the common stock of GeoMet, Inc. and further agree that this Joint Filing Agreement be included as an Exhibit to such joint filing. In evidence thereof each of the undersigned, being duly authorized, hereby execute this Agreement on the date set forth below.

Date: December 22, 2015

NORTH SHORE ENERGY, LLC

By:	/s/ Steve Swanson
Name: /s/ Steve Swanson
Title: President

YORKTOWN ENERGY PARTNERS VII, L.P.

By:	Yorktown VII Company LP,
Its General Partner

By:	Yorktown VII Associates LLC,
Its General Partner

By:	/s/ Robert A. Signorino
Name: /s/ Robert A. Signorino
Title: Managing Member

YORKTOWN VII COMPANY LP

By:	Yorktown VII Associates LLC,
Its General Partner

By:	/s/ Robert A. Signorino
Name: /s/ Robert A. Signorino
Title: Managing Member

YORKTOWN VII ASSOCIATES LLC

By:	/s/ Robert A. Signorino
Name: /s/ Robert A. Signorino
Title: Managing Member